Exhibit 99.1

BIG SKY GROWTH PARTNERS, INC. SECURITIES TO COMMENCE SEPARATE TRADING

Seattle, Washington (June 17, 2021) – Big Sky Growth Partners, Inc. (Nasdaq: BSKYU) (the “Company”) announced today that separate trading of its Class A common stock and warrants underlying the Company’s units would commence on June 18, 2021. The Class A common stock and warrants will trade under the symbols “BSKY” and “BSKYW”, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol “BSKYU”.

Big Sky Growth Partners, Inc. is a newly incorporated blank check company, incorporated as a Delaware company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus its search for opportunities to create value in the sectors where its management team has significant experience and leading edge expertise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Lauren Neiswender, Chief Financial Officer and Chief Legal Officer

(406) 351-0820

lfnlegal@gmail.com